Exhibit 15.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-151385) of Cardero Resource Corp. (the “Company”) of our report dated January 27, 2014 relating to the consolidated financial statements of the Company which appear in the Company’s annual report on Form 20-F/A (Amendment No. 1).

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia, Canada
June 17, 2014